UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 4, 2018

Midland States Bancorp, Inc.

(Exact Name of Registrant as Specified in Charter)

Illinois	001-35272	37-1233196
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Network Centre Drive
Effingham, Illinois 62401
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (217) 342-7321

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b– 2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced in a Form 8-K filed with the Securities and Exchange Commission on October 19, 2018, Leon J. Holschbach, Chief Executive Officer of Midland States Bancorp, Inc. (the “Company”), plans to retire as Chief Executive Officer of the Company. On December 4, 2018, Mr. Holschbach formally notified the board of directors of the Company of his resignation as Chief Executive Officer of the Company, effective on December 31, 2018.  Following his retirement from the Chief Executive Officer position, Mr. Holschbach will continue to serve as Vice Chairman of the boards of directors of the Company and Midland States Bank, the Company’s wholly owned subsidiary (the “Bank”).

In connection with the foregoing, on December 4, 2018, the board of directors of the Company appointed Jeffrey G. Ludwig, who currently serves as President of the Company and Chief Executive Officer of the Bank, as the Company’s Chief Executive Officer, consistent with the Company’s previously announced management succession plan, which appointment will be effective on January 1, 2019.  Mr. Ludwig will also continue to serve in his roles as President of the Company and Chief Executive Officer of the Bank.

In addition to the positions described above, Mr. Ludwig, age 47, CPA (inactive status), previously served as Chief Financial Officer of the Company and the Bank from November 2006, when he joined the Company and the Bank, to November 2016, and from October 2017 until March 2018. Mr. Ludwig also previously served as Executive Vice President of the Company from October 2010 until he was promoted to President of the Company in March 2018, and he served as President of the Bank from November 2016 until he was promoted to Chief Executive Officer of the Bank in March 2018.  He serves on the Company’s Executive, Capital Management and Mergers and Acquisitions, and Asset/Liability Committees. Prior to joining the Company, Mr. Ludwig held the positions of Associate Director, Corporate Reporting, for Zimmer Holdings, Inc., an NYSE-listed company in Warsaw, Indiana, from 2005 to 2006; Director of Corporate Accounting for Novellus Systems, Inc., a Nasdaq-listed company in San Jose, California, from 2002 to 2005; and in various positions, including Senior Manager-Audit & Advisory Services, for KPMG LLP in its banking practice in St. Louis, Missouri, from 1993 to 2000 and in its technology practice in Mountain View, California, from 2000 to 2002. Mr. Ludwig received his B.S. in Accounting from Eastern Illinois University.

There is no arrangement or understanding with any other person pursuant to which Mr. Ludwig was promoted as Chief Executive Officer of the Company, and there are no family relationships between Mr. Ludwig and any director or executive officer of the Company. Additionally, the Company has not entered into any transactions with Mr. Ludwig that are reportable under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2018	MIDLAND STATES BANCORP, INC.

	By:	/s/ Douglas J. Tucker
	Name:	Douglas J. Tucker
	Title:	Senior Vice President and Corporate Counsel